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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934







       Date of Report (Date of earliest event reported) SEPTEMBER 24, 1998
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                           AER ENERGY RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)

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             GEORGIA                           0-21926                         34-1621925
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
(State or other jurisdiction of        (Commission File Number)            (I.R.S. Employer
           incorporation)                                                  Identification No.)
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 4600 HIGHLANDS PARKWAY, SUITE G, SMYRNA, GEORGIA                  30082
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      (Address of principal executive offices)                  (Zip Code)



      (Registrant's telephone number, including area code) (770) 433-2127
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                               NOT APPLICABLE
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         (Former name or former address, if changed since last report)



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ITEM 5.      OTHER EVENTS.

         On September 24, 1998, AER Energy Resources, Inc. announced that it had entered into a Technology Licenses and Services Agreement with Duracell Inc., a wholly-owned subsidiary of The Gillette Company, pursuant to which AER Energy's zinc-air battery technology has been licensed to Duracell on primarily a non-exclusive basis. Under the agreement, Duracell will provide funding to AER Energy for certain product development projects; in return, Duracell will own the technology developed under the product development projects funded by Duracell. AER Energy has certain royalty-bearing and royalty-free rights to utilize the technology funded by Duracell. Duracell also has certain non-exclusive rights to AER Energy's currently existing technology and certain option rights to obtain an exclusive license of AER Energy's technology to manufacture and sell certain battery cells.



ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c)  Exhibits

                  10.1 Technology Licenses and Services Agreement, dated as of September 24, 1998, by and between Duracell Inc. and AER Energy Resources, Inc.

                  99.1   Press release dated September 24, 1998



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AER ENERGY RESOURCES, INC.



Date: September 24, 1998            By:   /s/ J. T. Moore
                                          -------------------------------------
                                          J. T. Moore
                                          Vice President and Chief Financial
                                          Officer



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                               INDEX TO EXHIBITS


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                                Exhibit                                          Sequential Page No.
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10.1     Technology Licenses and Service Agreement, dated as of September
         24, 1998, by and between Duracell Inc. and AER Energy Resources,
         Inc.

99.1     Press release dated September 24, 1998
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